                                  EXHIBIT 24.1

                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas R. Kowalski and Susan A. Putland and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting upon said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                                           Title                              Date
----------                                           -----                              ----
/s/ Thomas R. Kowalski                               Director, Chairman                 December 11, 1997
-------------------------------------                and Chief Executive Officer
Thomas R. Kowalski                                   (Principal Executive Officer)


/s/ Larry A. Olsen                                   Director, President and            December 11, 1997
-------------------------------------                Chief Operating Officer
Larry A. Olsen

/s/ Raymond L. Anilionis                             Director                           December 11, 1997
-------------------------------------
Raymond L. Anilionis

/s/ Dr. Donald B. Brown                              Director                           December 11, 1997
-------------------------------------
Dr. Donald B. Brown

/s/ William F. Sievers                               Director                           December 11, 1997
-------------------------------------
William F. Sievers

Hiram J. Welton                                      Treasurer, Principal Financial     December 11, 1997
-------------------------------------                and Accounting Officer
Hiram J. Welton




                                     24.1-1